As filed with the Securities and Exchange Commission on June 10, 2003

                                                       Registration No. 333-____
================================================================================
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                           KIMBERLY-CLARK CORPORATION
             (Exact name of registrant as specified in its charter)
             DELAWARE                                39-0394230
     (State or other jurisdiction of     (I.R.S. Employer Identification Number)
     incorporation or organization)
                                 P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (972) 281-1200
             (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                              ---------------------

                               O. GEORGE EVERBACH
                             SENIOR VICE PRESIDENT-
                           LAW AND GOVERNMENT AFFAIRS
                           KIMBERLY-CLARK CORPORATION
                                 P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (972) 281-1200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            VINCENT PAGANO, JR., ESQ.
                               JOHN W. CARR, ESQ.
                         SIMPSON THACHER & BARTLETT LLP
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                              ---------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                           ---------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                           ---------------------------


                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================

                                                            Proposed
                                                             maximum             Proposed maximum        Amount of
      Title of each class of         Amount to be        offering price         aggregate offering     registration
   securities to be registered      registered (1)        per share (2)              price (2)            fee (3)
-------------------------------     -----------------   -------------------     ------------------    ---------------

Debt Securities                     $1,500,000,000 (3)         100%               $1,500,000,000        $121,350

=====================================================================================================================


                                                          --------------------------

(1)    In United States dollars or the equivalent thereof in any other currency, currency unit or composite currency.
(2)    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities
       Act and reflects the maximum offering price of securities issued, rather than the principal amount of securities that may be issued at a discount. Excluding accrued interest, distributions and dividends, if any.
(3)    Such amount represents the principal amount of any Debt Securities issued at their principal amount and the issue price rather than the principal amount of any Debt Securities issued at an original issue discount.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                              SUBJECT TO COMPLETION
                               DATED JUNE 10, 2003

PROSPECTUS

                        [Logo] Kimberly-Clark Corporation

                                 Debt Securities

                                    ---------




We may offer and sell our debt securities from time to time for an aggregate initial public offering price of up to $1,500,000,000 or an equal amount in any other currency.

This prospectus describes the general terms of the debt securities. We will describe the specific terms of the debt securities in a prospectus supplement. You should read this prospectus and the prospectus supplement carefully before you invest.

We may offer the debt securities directly or through underwriters, agents or dealers. The prospectus supplement will give the names of these underwriters, agents or dealers and describe the specific terms of the plan of distribution for the offering.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.





Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the debt securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.





                  The date of this prospectus is _______, 2003.

The information in this prospectus is not complete and may be changed. We may not sell the debt securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the debt securities and it is not the solicitation of an offer to buy the debt securities in any state where the offer or sale is not permitted.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                         Where to Find More Information

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the debt securities that we may offer and sell. This prospectus is part of that registration statement. As permitted by the rules of the SEC, this prospectus does not contain all the information provided in the registration statement or the exhibits to the registration statement.

         We file annual, quarterly and current reports, proxy and information statements, and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information concerning its public reference rooms and regional offices. Our SEC filings also are available to the public from the SEC's web site at http://www.sec.gov and on our website at http://www.kimberly-clark.com. The information on our website is not part of this prospectus. You also may inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle, Chicago, Illinois 60605; and the Pacific Exchange, 301 Pine Street, San Francisco, California 94104.

         The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the SEC automatically updates and supersedes information in this prospectus.

         We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

         o   Our annual report on Form 10-K for the year ended
             December 31, 2002, including portions of our 2002 annual stockholders' report and 2003 proxy statement incorporated by reference into the Form 10-K.

         o  Our quarterly report on Form 10-Q for the quarter ended
            March 31, 2003.

         o  Our current report on Form 8-K filed with the SEC on April 22, 2003.

         We will provide to you at no charge, upon your written or oral request, a copy of these filings or any other information incorporated by reference in this prospectus, other than exhibits to the filings which are not specifically incorporated by reference. You may request this information by contacting us at Kimberly-Clark Corporation, P.O. Box 619100, Dallas, Texas 75261-9100 (telephone 972-281-1200); attention: Ronald D. Mc Cray, Secretary.

                          Description of Kimberly-Clark

         Kimberly-Clark and its subsidiaries manufacture and market a wide range of consumer and business-to-business products around the world. Most of these products are made from natural or synthetic fibers using advanced technologies in fibers, nonwovens and absorbency.

         Kimberly-Clark is organized into operating segments based on product groupings. These operating segments have been aggregated into three reportable global business segments: Personal Care; Consumer Tissue; and Business-to-Business. Each reportable segment is headed by an executive officer who reports to our Chief Executive Officer and is responsible for the development and execution of global strategies to drive growth and profitability of our worldwide personal care, consumer tissue and business-to-business operations. These strategies include global plans for branding and product positioning, technology and research and development programs, cost reductions including supply chain management, and capacity and capital investments for each of these businesses.

         The Personal Care segment manufactures and markets disposable diapers, training and youth pants and swimpants; feminine and incontinence care products; and related products. Products in this segment are primarily for household use and are sold under a variety of brand names, including Huggies, Pull-Ups, Little Swimmers, GoodNites, Kotex, Lightdays, Depend, Poise and other brand names.

         The Consumer Tissue segment manufactures and markets facial and bathroom tissue, paper towels and napkins for household use; wet wipes; and related products. Products in this segment are sold under the Kleenex, Scott, Cottonelle, Viva, Andrex, Scottex, Page, Huggies and other brand names.

         The Business-to-Business segment manufactures and markets facial and bathroom tissue, paper towels, wipers and napkins for away-from-home use; health care products such as surgical gowns, drapes, infection control products, sterilization wraps, disposable face masks and exam gloves, respiratory products, and other disposable medical products; printing, premium business and correspondence papers; specialty and technical papers; and other products. Products in this segment are sold under the Kimberly-Clark, Kleenex, Scott, Kimwipes, WypAll, Surpass, Safeskin, Tecnol, Ballard and other brand names.

         Kimberly-Clark was incorporated in Delaware in 1928 as the successor to a business established in 1872. Our principal executive offices are located at 351 Phelps Drive, Irving, Texas 75038 and our telephone number is
(972)281-1200.



                       Ratio of Earnings to Fixed Charges

         Our ratio of earnings to fixed charges for the applicable three month periods and the last five years has been as follows:

Three Months
Ended                                                 Ratio of Earnings to Fixed
March 31,                                                   Fixed Charges
------------                                          --------------------------
2003................................................            9.88
2002................................................           10.93

Year
Ended                                                 Ratio of Earnings to Fixed
December 31,                                                Fixed Charges
------------                                          --------------------------
2002................................................           10.54
2001................................................            9.34
2000................................................            9.56
1999................................................            9.34
1998................................................            7.07

                                 Use of Proceeds

         We intend to use the net proceeds from the sale of the debt securities for general corporate purposes. These purposes may include one or more of the following:

         o   reduction of our existing indebtedness;

         o   working capital;

         o   capital expenditures;

         o   investments in subsidiaries and equity companies;

         o   share repurchases; and/or

         o   future acquisitions.

         Until we actually apply the proceeds, we will invest them in short-term securities.

                         Description of Debt Securities

         The general provisions of the debt securities are described below. The specific terms of the debt securities and the extent, if any, to which the general provisions may not apply will be described in a prospectus supplement.

         The debt securities will be issued under the first amended and restated indenture dated as of March 1, 1988, as amended by the first and second supplemental indentures dated as of November 6, 1992 and May 25, 1994, respectively, with Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as successor trustee under an instrument of resignation, appointment and acceptance dated as of December 12, 1995.

         We have summarized the material provisions of the indenture below. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. For information on obtaining a copy of the indenture, see "Where to Find More Information" in this prospectus.

General

         The debt securities will be limited to $1,500,000,000 of proceeds. They will be unsecured obligations and will rank equally and ratably with all of our other currently outstanding unsecured and unsubordinated debt. In addition to the debt securities that we may offer in this prospectus, we may issue additional debt in an unlimited amount in one or more series under the indenture or other agreements. This additional debt may contain provisions different from those included in the indenture or applicable to one or more series of debt securities.

Prospectus Supplement

         You should refer to the prospectus supplement for the following specific terms of the debt securities:

         o   their title;

         o   any limits on their aggregate principal amount;

         o   the initial offering price(s) at which they will be sold;

         o   the dates on which the principal will be payable;

         o the rate(s) (which may be fixed or variable) at which they will bear interest, if any, and the date(s) from which the interest, if any, will accrue;

         o the date(s) on which the interest, if any, will be payable and any record dates for the interest payments;

         o any sinking fund or similar provisions, whether mandatory or at your option, along with the periods, prices and terms of redemption, purchase or repayment;

         o any provisions for redemption or purchase, at our option or otherwise, including the periods, prices and terms of redemption or purchase;

         o the amount or percentage payable if their maturity is accelerated, if other than the entire principal amount;

         o the currency of our payments of principal, premium, if any, and interest, and any index used to determine the amounts of such payments;

         o any defeasance provisions with respect to the amount we owe, restrictive covenants and/or events of default; and

         o   any other terms in addition to those described in this prospectus.

         We may issue debt securities as original issue discount securities to be offered and sold at a substantial discount from their principal amount. Special federal income tax, accounting and other considerations relating to original issue discount securities will be described in the prospectus supplement.

         Unless otherwise indicated in the prospectus supplement, the covenants contained in the indenture and the debt securities would not necessarily protect you in the event of a highly leveraged or other transaction to which we are or may become a party.

Restrictive Covenants

     Meanings of Terms

         o When we use the term "attributable debt" in the context of a sale and lease-back transaction, we mean the present value of our obligation to pay rent. We exclude from this calculation any amounts we pay for maintenance and repairs, insurance, taxes, assessments, water rates or similar charges, or amounts contingent upon sales amounts.

         o When we use the term "consolidated net tangible assets," we mean the total amount of our assets minus (a) applicable reserves, (b) current liabilities which are not extendible or renewable into, and do not reflect current maturities of, long-term debt, and (c) intangible assets. Our consolidated net tangible assets include any attributable debt with respect to a sale and lease-back transaction which is not capitalized on our balance sheet.

         o When we use the term "principal property," we mean any of our United States manufacturing facilities which has an individual gross book value in excess of 1% of our consolidated net tangible assets and which is owned by us or any restricted subsidiary. If our board of directors decides that any facility is not of material importance, it will not be considered a principal property.

         o When we use the term "restricted subsidiary," we mean any of our subsidiaries (a) which has substantially all of its property or conducts substantially all of its business in the United States, and (b) which owns a principal property. The term does not include subsidiaries whose business consists principally of financing or leasing activities.

         o When we use the term "sale and lease-back transaction," we mean any arrangement where we or any restricted subsidiary lease a principal property from a third party and the principal property has been or is to be sold or transferred by us or the restricted subsidiary to the third party with the intention of taking back the lease. The term does not include temporary leases of three years or less or certain intercompany leases.

         Liens. Section 1004 of the indenture provides that we will not, and will not permit any restricted subsidiary to, issue, assume or guarantee any debt secured by a mortgage, security interest, pledge or lien (hereafter called "mortgage") of or on any principal property, or any shares of capital stock or debt of any restricted subsidiary, without also providing that the debt securities (together with, if we determine, any other indebtedness issued, assumed or guaranteed by us or any restricted subsidiary and then existing or thereafter created) shall be secured by the mortgage equally and ratably with or prior to such debt. This restriction does not apply to:

         o mortgages on any property acquired, constructed or improved by, or on any shares of capital stock or debt acquired by, us or any restricted subsidiary to secure debt which finances all or any part of (a) the purchase price of the property, shares or debt, or
             (b) the cost of constructing or improving the property, and which debt is incurred prior to or within 360 days after the acquisition, completion of construction or commencement of commercial operation of the property;

         o mortgages on any property, shares of capital stock or debt existing at the time we or any restricted subsidiary acquires the property, shares or debt;

         o mortgages on property of a corporation existing at the time that corporation merges or consolidates with us or any restricted subsidiary or at the time that corporation sells or transfers all or substantially all of its properties to us or any restricted subsidiary;

         o mortgages on any property, shares of capital stock or debt of any corporation existing at the time that corporation becomes a restricted subsidiary;

         o mortgages to secure intercompany debt among us and/or any of our restricted subsidiaries;

         o mortgages in favor of governmental bodies to secure advance or progress payments or to secure the purchase price of the mortgaged property; and

         o extensions, renewals or replacements of any existing mortgage or any mortgage referred to above.

         In addition, we or any restricted subsidiary may, without equally and ratably securing the debt securities, issue, assume or guarantee debt secured by a mortgage not excepted above, if the aggregate amount of the debt, together with (a) all other debt secured by mortgages not so excepted, and (b) the attributable debt with respect to sale and lease-back transactions, does not at the time exceed 5% of our consolidated net tangible assets. For purposes of clause (b) of this calculation, certain sale and lease-back transactions in which the attributable debt has been applied to the optional prepayment or retirement of long-term debt are excluded.

         Arrangements under which we or any restricted subsidiary transfer an interest in timber but retain an obligation to cut the timber in order to provide the transferee with a specified amount of money will not create a mortgage or a sale and lease-back transaction prohibited by the indenture.

         Sale and Lease-Back Transactions. Section 1005 of the indenture provides that neither we nor any restricted subsidiary may engage in sale and lease-back transactions with respect to any principal property unless:

         o we or the restricted subsidiary are able, without equally and ratably securing the debt securities, to incur debt secured by a mortgage on the property pursuant to the exceptions described in "Liens" above;

         o we or the restricted subsidiary are able, without equally and ratably securing the debt securities, to incur debt secured by a mortgage on the property in an amount at least equal to the attributable debt with respect to the transaction; or

         o within 360 days after the effective date of the transaction, we or the restricted subsidiary apply an amount equal to the attributable debt with respect to the transaction to the optional prepayment or retirement of our long-term debt or that of any restricted subsidiary.

Consolidations, Mergers and Sales of Assets

         Section 801 of the indenture provides that we may consolidate with or merge into, and sell or transfer all or substantially all of our property and assets to, any other corporation. The corporation formed by the consolidation or into which we merge, or the corporation which acquires all or substantially all of our property and assets, must assume our obligations to:

         o pay the principal of, premium, if any, and interest on the debt securities when due; and

         o perform and observe all the terms, covenants and conditions of the indenture.

         If, upon the consolidation, merger, sale or transfer, any principal property or any shares of capital stock or debt of any restricted subsidiary would become subject to a mortgage securing any debt of, or guaranteed by, the other corporation, we must secure, prior to the consolidation, merger, sale or transfer, the payment of the principal of, premium, if any, and interest on the debt securities equally and ratably with or prior to the debt secured by the mortgage. This provision would not apply to any mortgage which would be permitted under "Liens" above.

Events of Default

         Section 501 of the indenture provides that the following are events of default with respect to debt securities of any series:

         o our failure to pay principal or premium, if any, on any debt security of that series when due;

         o our failure to pay interest on any debt security of that series when due, continued for 30 days;

         o our failure to make any sinking fund payment, when due, in respect of any debt security of that series;

         o our failure to perform any other covenant in the indenture that is applicable to debt securities of that series, continued for 90 days after written notice;

         o   certain events involving bankruptcy, insolvency or reorganization;
             and

         o any other event of default applicable to debt securities of that series.

         An event of default with respect to a particular series of debt securities (except as to matters involving bankruptcy, insolvency or reorganization) does not necessarily mean that there is an event of default with respect to any other series of debt securities.

         If an event of default occurs and continues, the trustee or the holders of at least 25% of the outstanding debt securities of that series may declare those debt securities to be due and payable. However, at any time after such a declaration of acceleration has been made, but before the stated maturity of the debt securities, the holders of a majority of the outstanding debt securities of that series may, subject to certain conditions, rescind and annul the acceleration if all events of default with respect to the debt securities, other than the non-payment of accelerated principal, have been cured or waived. You should refer to the prospectus supplement relating to any series of debt securities which are original issue discount securities for particular provisions relating to acceleration of a portion of the principal amount of the original issue discount securities upon the occurrence and continuance of an event of default.

         Subject to the trustee's duties in the case of an event of default, the trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any holder unless one or more of them shall have offered reasonable indemnity to the trustee. Subject to this indemnification provision and certain other rights of the trustee, the holders of a majority of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

         No holder of any debt security of any series will have the right to institute any proceeding with respect to the indenture, unless:

         o the holder shall have previously notified the trustee of a continuing event of default with respect to debt securities of that series and the holders of at least 25% of the outstanding debt securities of that series shall have requested, and offered reasonable indemnity to, the trustee to institute the proceeding;

         o the trustee shall not have received from the holders of a majority of the outstanding debt securities of that series a direction inconsistent with the request; and

         o the trustee shall have failed to institute the proceeding within 60 days.

         However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on the debt security on or after the applicable due dates and to sue for the enforcement of any such payment.

         The indenture requires us to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any non-monetary default with respect to debt securities of the series if it considers it in the interest of the holders to do so.

Defeasance and Covenant Defeasance

         Section 402 of the indenture provides that we may be discharged from most of our obligations in respect of the outstanding debt securities of any series if we irrevocably deposit with the trustee money and/or United States government securities which, together with the income from those securities, are sufficient to pay the principal of, premium, if any, and each installment of interest on the outstanding debt securities of the series on the stated maturity or redemption date, as the case may be. This arrangement requires that we (a) deliver to the trustee an opinion of counsel that we have received an Internal Revenue Service ruling, or a ruling of the Internal Revenue Service has been published that in the opinion of counsel establishes, that holders of the outstanding debt securities of the series will have no federal income tax consequences as a result of the deposit and defeasance, and (b) deliver to the trustee an opinion of counsel that the outstanding debt securities of the series, if then listed on any securities exchange, will not be delisted as a result of the deposit, defeasance and discharge.

         Section 1006 of the indenture provides that we need not comply with certain restrictive covenants, including those described under "Liens" and "Sale and Lease-back Transactions" above, and that our failure to comply would not be an event of default under the indenture and the outstanding debt securities of any series, if we deposit with the trustee money and/or United States government securities which, together with the income from those securities, are sufficient to pay the principal of, premium, if any, and each installment of interest on the outstanding debt securities of the series on the stated maturity or redemption date, as the case may be. Our other obligations under the indenture and the outstanding debt securities of the series would remain in full force and effect. This arrangement requires that we deliver to the trustee an opinion of counsel that (a) the holders of the outstanding debt securities of the series will have no federal income tax consequences as a result of the deposit and defeasance, and (b) the outstanding debt securities of the series, if then listed on any securities exchange, will not be delisted as a result of the deposit and defeasance.

         In the event the outstanding debt securities of the applicable series are declared due and payable because of the occurrence of an event of default other than that described in the preceding paragraph, the amount of money and government securities on deposit with the trustee may not be sufficient to pay amounts due on the outstanding debt securities of the series at the time of the acceleration resulting from the event of default. However, we will remain liable to pay these amounts.

Amendments to the Indenture and Waiver of Covenants

         Section 902 of the indenture provides that we may amend the indenture with the consent of the holders of 66 2/3% of the outstanding debt securities of each series affected by the amendments. However, unless we have the consent of each holder of the affected debt securities, we may not:

         o change the maturity date of the principal amount of, or any installment of principal of or interest on, any debt security;

         o reduce the principal amount of, premium, if any, or any interest on, any debt security or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration;

         o change the place or currency of payment of the principal of, premium, if any, or interest on, any debt security;

         o impair your right to sue for payment with respect to any debt security after its maturity date; or

         o reduce the percentage of outstanding debt securities of any series which is required to consent to an amendment of the indenture or to waive our compliance with certain provisions of the indenture or certain defaults.

         The holders of 66 2/3% of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive covenants of the indenture. The holders of a majority of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except (a) a default in the payment of the principal of, premium, if any, or interest on any debt security of that series, or (b) in respect of a provision which under the indenture cannot be amended without the consent of each holder of the affected debt securities.

Payments, Transfer and Exchange

         Unless otherwise indicated in the prospectus supplement, we will make payments of principal, premium, if any, and interest on the debt securities, and you may exchange and transfer the debt securities, at the office of the trustee at One Bank One Plaza, Suite 0126, Chicago, Illinois 60670-0126, or at the office of Bank One Trust Company in New York, 55 Water Street, lst Floor, Jeanette Park Entrance, New York, New York 10041. We may elect to pay any interest by check mailed by first class mail to the address of the person entitled to receive the payment as it appears in the trustee's security register.

         We will not charge you for any transfer or exchange of debt securities, but we may require you to pay any related tax or other governmental charge.

Form of Debt Securities

         The debt securities will be issued in registered form. We will issue debt securities only in denominations of $1,000 or integral multiples of that amount, unless the prospectus supplement states otherwise.

         Unless the prospectus supplement otherwise provides, debt securities will be issued in the form of one or more global securities. This means that we will not issue certificates to each holder. Rather, we would issue global securities in the total principal amount of the debt securities distributed in that series.

Global Securities

         In General. Debt securities in global form will be deposited with or on behalf of a depositary. Global securities are represented by one or more certificates for the series registered in the name of the depositary or its nominee. Debt securities in global form may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary, or any nominee of that successor. Unless otherwise identified in the prospectus supplement, the depositary will be The Depository Trust Company.

         No Depositary or Global Securities. If a depositary for a series of debt securities is unwilling or unable to continue as depositary, and a successor is not appointed by us within 90 days, we will issue that series of debt securities in registered form in exchange for the global security or securities of that series. We also may determine at any time in our discretion not to use global securities for any series. In that event, we will issue debt securities in registered form.

         Ownership of the Global Securities; Beneficial Ownership. So long as the depositary or its nominee is the registered owner of a global security, that entity will be the sole holder of the debt securities represented by that instrument. We and the trustee are only required to treat the depositary or its nominee as the legal owner of the debt securities for all purposes under the indenture.

         A purchaser of debt securities represented by a global security will not be entitled to receive physical delivery of certificated securities, will not be considered the holder of those securities for any purpose under the indenture, and will not be able to transfer or exchange the global security, unless the prospectus supplement provides to the contrary. As a result, each beneficial owner must rely on the procedures of the depositary to exercise any rights of a holder under the indenture. In addition, if the beneficial owner is not a direct or indirect participant in the depositary, the beneficial owner must rely on the procedures of the participant through which it owns its beneficial interest in the global security. We understand that under existing industry practice, in the event we request any action of holders of debt securities or an owner of a beneficial interest in the global securities desires to take any action that the depositary, as the holder of the global securities, is entitled to take, the depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws and the above conditions may impair the ability to transfer beneficial interests in the global securities.

Book-Entry System

         The debt securities may be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "depositary") and registered in the name of the depositary's nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the depositary or another nominee of the depositary.

         Upon the issuance of the global securities, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the global securities through such participants).

         We expect that the depositary, upon receipt of any payment of principal or interest in respect of the global securities, will credit immediately participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. None of Kimberly-Clark, the trustee or any agent of Kimberly-Clark or the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global securities owned through such participants.

         Unless and until they are exchanged in whole or in part for certificated debt securities in definitive form, the global securities may not be transferred except as a whole by the depositary to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary.

         The debt securities represented by the global securities are exchangeable for certificated debt securities in definitive registered form of like tenor as such securities in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or (ii) we in our discretion at any time determine not to have all of the debt securities represented by the global securities and we notify the trustee thereof. Any global securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated debt securities issuable in authorized denominations and registered in such names as the depositary shall direct. Subject to the foregoing, the global securities are not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

Same-Day Settlement and Payment

         Settlement by the purchasers of the debt securities will be made in immediately available funds. All payments by us to the depositary of principal and interest will be made in immediately available funds.

         The debt securities will trade in the depositary's settlement system until maturity, and therefore the depositary will require secondary trading activity in the debt securities to be settled in immediately available funds.

The Depository Trust Company

         The following is based on information furnished by The Depository Trust Company and applies to the extent it is the depositary, unless otherwise stated in the prospectus supplement:

         Registered Owner. The debt securities will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. No single global security will be issued in a principal amount of more than $400 million. The trustee will deposit the global securities with DTC. The deposit of the global securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities.

         DTC Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

         DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, mutual funds firms and certain other organizations who directly participate in DTC. Other entities indirectly participate in DTC and may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         DTC Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates.

         Participants' Records. Except as otherwise provided in the prospectus supplement, the debt securities must be purchased by or through direct participants, which will receive a credit for the debt securities on DTC's records. The beneficial owner's ownership interest in the debt securities is in turn recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmations from DTC of their purchase, but they are expected to receive them, along with periodic statements of their holdings, from the direct or indirect participants through whom they purchased the debt securities.

         Transfers of ownership interests in the global securities will be made on the books of the participants on behalf of the beneficial owners. Certificates representing the interests of the beneficial owners in the debt securities will not be issued unless the use of global securities is suspended, as discussed above.

         DTC has no knowledge of the actual beneficial owners of the global securities. Its records only reflect the identity of the direct participants as owners of the debt securities. Those participants may or may not be the beneficial owners. Participants are responsible for keeping account of their holdings on behalf of their customers.

         Notices Among DTC, Participants and Beneficial Owners. Notices and other communications by DTC, its participants and the beneficial owners will be governed by standing arrangements among them, subject to any legal requirements in effect.

         Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the global securities. DTC generally mails an omnibus proxy to us just after any applicable record date. That proxy assigns Cede & Co.'s consenting or voting rights to the direct participants to whose accounts the securities are credited at that time.

         Payments. Principal and interest payments made by us will be delivered to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant, and not DTC, the trustee or us, subject to any legal requirements in effect at that time.

         We are responsible for paying principal, interest and premium, if any, to the trustee, which is responsible for making those payments to DTC. DTC is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the beneficial owners.

Regarding the Trustee

         We maintain banking relationships in the ordinary course of business with Bank One, N.A., an affiliate of the trustee under the indenture. Bank One, N.A. participates as a lender in our syndicated revolving credit agreements in the aggregate amount of $175.0 million. We also have debt securities currently outstanding under the indenture.

                              Plan of Distribution

         We may sell the debt securities to or through underwriters or dealers, and also may sell them directly or indirectly to one or more other purchasers or through agents. The debt securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

         In connection with the offering of the debt securities, certain underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the debt securities. These transactions may include stabilization transactions in accordance with Rule 104 of Regulation M, pursuant to which these persons may bid for or purchase the debt securities for the purpose of stabilizing their market price. The underwriters also may create a short position for the account of the underwriters by selling more debt securities in connection with the offering than they are committed to purchase from us, and in this case may purchase debt securities in the open market following completion of the offering to cover the short position. Any of the transactions described in this paragraph may result in the maintenance of the price of the debt securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, but if any are undertaken, they may be discontinued at any time.

         In connection with the sale of the debt securities, underwriters may receive compensation from us or from purchasers of the debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any of these underwriters or agents will be identified, and their compensation will be described, in the prospectus supplement.

         Underwriters and agents who participate in the distribution of the debt securities may be contractually entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make with respect to these liabilities. These underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

         If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the debt securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by us. The obligations of any purchaser under these contracts will be subject to the condition that the purchase of the debt securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

                           Validity of Debt Securities

         Unless otherwise indicated in the prospectus supplement, the validity of the debt securities will be passed upon for Kimberly-Clark by O. George Everbach, our Senior Vice President -- Law and Government Affairs, and for the underwriters or agents by Simpson Thacher & Bartlett LLP, New York, New York.

                                     Experts

         The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

        Securities and Exchange Commission
             registration fee.........................................  $121,350
        Trustee's Charges*............................................    10,000
        Printing and engraving expenses*..............................    50,000
        Accounting fees and expenses*.................................    80,000
        Rating Agency Fees*...........................................   290,000
        Blue Sky and Legal fees and expenses*.........................    20,000
        Miscellaneous*................................................    23,650
                                                                        --------
                 Total................................................  $595,000
                                                                        ========

-------

*Estimated




ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Corporation's By-laws (the "By-laws") provide, among other things, that the Corporation shall

     (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or, in the case of an officer or director of the Corporation, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and

     (ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or, in the case of an officer or director of the Corporation, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Notwithstanding the foregoing, the Corporation is not required to indemnify any director or officer of the Corporation in connection with a proceeding (or portion thereof) initiated by such director or officer against the Corporation or any directors, officers or employees thereof unless (i) the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Corporation or (ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits. The By-laws further provide that the indemnification provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification by the Corporation of directors and officers under the circumstances provided in the provisions of the By-laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.

The Corporation has purchased insurance which purports to insure the Corporation against certain costs of indemnification which may be incurred by it pursuant to the By-laws and to insure the directors and officers of the Corporation, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such directors and officers, except for liabilities resulting from their own malfeasance.

The form of Underwriting Agreement filed as Exhibit 1.1 hereto provides for indemnification and contribution by underwriters or agents, as the case may be, with respect to certain liabilities of directors and officers of the Corporation and other persons, if any, who control the Corporation.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     Exhibit
     Number                      Description
     ------                      -----------

      1.1*                 Form of Underwriting Agreement


      4.1 First Amended and Restated Indenture dated as of March 1, 1988 (the "Indenture") between the Corporation and Bank of America National Trust and Savings Association, as successor Trustee ("BOA") (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399))

      4.2                  Three forms of Debt Securities (included in Exhibit
                           4.1 at pages A-1 through C-5)(incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399))

      4.3                  First Supplemental Indenture, dated as of
                           November 6, 1992, to the Indenture (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177))

      4.4                  Second Supplemental Indenture, dated as of
                           May 25, 1994, to the Indenture (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177))

      4.5 Instrument of Resignation, Appointment and Acceptance dated as of December 12, 1995 among the Corporation, BOA and Bank One Trust Company, N. A. (as successor in interest to The First National Bank of Chicago), as successor Trustee (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399))

      5* Opinion of O. George Everbach, Senior Vice President -- Law and Government Affairs of the Corporation, as to the validity of the Debt Securities

     12*                   Computation of Ratio of Earnings to Fixed Charges

     23.1*                 Consent of Deloitte & Touche LLP

     23.2*                 Consent of O. George Everbach, Senior Vice President
                           - Law and Government Affairs of the Corporation (included in Exhibit 5)

     24*                   Directors' Powers of Attorney

     25* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bank One Trust Company, N.A. dated as of June 2, 2003
---------------
*    Filed herewith.


ITEM 17. UNDERTAKINGS.
The Corporation hereby undertakes

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Corporation pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(5) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Corporation pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(6) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the provisions described under Item 15 above or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted against the Corporation by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on June 10, 2003.

                                       KIMBERLY-CLARK CORPORATION



                                       By:      /s/ THOMAS J. FALK
                                                ------------------
                                                Thomas J. Falk
                                                Chairman of the Board and
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                 TITLE                                 DATE
---------                 -----                                 ----

/s/  THOMAS J FALK                                              June 10, 2003
----------------------   Chairman of the Board and              ------------
     Thomas J. Falk      Chief Executive Officer and Director
                         (principal executive officer)


/s/  MARK A. BUTHMAN                                            June 10, 2003
----------------------   Senior Vice President and Chief        ------------
     Mark A. Buthman     Financial Officer
                         (principal financial officer)


/s/  RANDY J. VEST                                              June 10, 2003
----------------------   Vice President and Controller          ------------
     Randy J. Vest       (principal accounting officer)

                                    DIRECTORS

                   *                                            *
   -----------------------------------        ----------------------------------
          Dennis R. Beresford                            Claudio X. Gonzalez


                   *                                            *
   ----------------------------------         ----------------------------------
             John F. Bergstrom                            Mae C. Jemison

                   *                                            *
   -----------------------------------        ----------------------------------
       Pastora San Juan Cafferty                        Linda Johnson Rice

                   *                                            *
   -----------------------------------        ----------------------------------
           Paul J. Collins                               Marc J. Shapiro


                   *                                            *
   -----------------------------------        ----------------------------------
         Robert W. Decherd                              Randall L. Tobias





June 10, 2003


             *By:  /s/  O. GEORGE EVERBACH
              --------------------------
                    O. George Everbach
                    Attorney-in-Fact

                                  EXHIBIT INDEX
The following is a list of Exhibits included as part of the Registration Statement.

     Exhibit
     Number                            Description of Exhibit
     ------                            ----------------------

      1.1*                          Form of Underwriting Agreement

      4.1 First Amended and Restated Indenture dated as of March 1, (the "Indenture") between the Corporation and Bank of America National Trust and Savings Association, as successor Trustee ("BOA") (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399))

      4.2                           Three forms of Debt Securities (included in
                                    Exhibit 4.1 at pages A-1 through C-5)
                                    (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399))

      4.3 First Supplemental Indenture, dated as of November 6, 1992, to the Indenture (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177))

      4.4 Second Supplemental Indenture, dated as of May 25, 1994, to the Indenture (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177))

      4.5 Instrument of Resignation, Appointment and Acceptance dated as of December 12, 1995 among the Corporation, BOA and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as successor Trustee (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399))

      5* Opinion of O. George Everbach, Senior Vice President -- Law and Government Affairs of the Corporation, as to the validity of the Debt Securities

     12*                            Computation of Ratio of Earnings to Fixed
                                    Charges

     23.1*                          Consent of Deloitte & Touche LLP

     23.2* Consent of O. George Everbach, Senior Vice President -- Law and Government Affairs of the Corporation (included in Exhibit 5)

     24*                            Directors' Powers of Attorney

     25* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bank One Trust Company, N.A. dated as of June 2, 2003

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*    Filed herewith.